   As filed with the Securities and Exchange Commission on September 29, 1997
                                                        Registration Number 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   38-1872178
                      (I.R.S. Employer Identification No.)

                        1900 WEST LOOP SOUTH, SUITE 1500
                             HOUSTON, TEXAS  77027
                                 (713) 961-4600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 WAYNE M. ROSE
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                             HOUSTON, TEXAS  77027
                                 (713) 961-4600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               MICHAEL W. CONLON
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    TITLE OF EACH CLASS OF          AMOUNT TO BE      PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED           PRICE PER SHARE(1)           OFFERING PRICE (1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $.50 par value    200,000 Shares (2)             $33.25                     $6,650,000            $2,016
----------------------------------------------------------------------------------------------------------------------------------
 Rights to purchase shares of
 Series A Junior Participating
 Preferred Stock . . . . . . . . 200,000 (2)
==================================================================================================================================

 (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933 and based upon the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on September 25, 1997.
 (2) Includes an indeterminable number of shares of Common Stock and accompanying Rights issuable as a result of stock splits or similar transactions.

                       -------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1997

PROSPECTUS

                                 200,000 SHARES

                               QUANEX CORPORATION

                                  COMMON STOCK

                             ---------------------

     This Prospectus relates to the resale, from time to time, of up to 200,000 shares (the "Shares") of common stock, $.50 par value (the "Common Stock"), of Quanex Corporation, a Delaware corporation (the "Company"), by NBD Bank, as trustee (the "Trustee") of the Quanex Corporation Deferred Compensation Trust (the "Trust") created in connection with the Quanex Corporation Deferred Compensation Plan (the "Plan"). The Shares have been and will be from time to time contributed and issued by the Company to the Trust to fund, through a "rabbi trust" arrangement, the Company's obligations under the Plan. The Shares will be sold by the Trustee for the account of the Trust to fund, when due, certain obligations under the Plan. See "The Plan".

     The Shares may be offered and sold by the Trustee from time to time directly or through broker-dealers. The Shares may be sold in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. See "Plan of Distribution". The Company will not directly receive any portion of the proceeds of the sale of the Shares offered hereby and will bear all expenses incident to their registration. However, the proceeds will be used to fund obligations of the Company under the Plan.

     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "NX". On September 26, 1997, the last reported sales price for the Common Stock as reported on the NYSE was $33 7/16 per share.

     The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.
                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

               The date of this Prospectus is September   , 1997.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    3
PRIVATE SECURITIES LITIGATION REFORM ACT....................    3
THE COMPANY.................................................    4
THE PLAN....................................................    4
PLAN OF DISTRIBUTION........................................    5
LEGAL MATTERS...............................................    5
EXPERTS.....................................................    5

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUSTEE OR ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information concerning the Company can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Common Stock is listed.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission, and copies of which may be obtained from the Commission at prescribed rates. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1996;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1997;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1997, as amended by Amendment No. 1 to the Company's Form 10-Q on Form 10-Q/A;

          (d) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1997;

          (e) The Company's Current Report on Form 8-K dated May 5, 1997;

          (f) The description of the Company's common stock, $.50 par value (the "Common Stock"), contained in the Prospectus dated January 12, 1981, included in the Company's Registration Statement (Registration No. 2-70313) and filed with the Commission pursuant to Rule 424(b) of the Securities Act; and

          (g) The description of the rights to purchase Series A Junior Participating Preferred Stock (the "Rights") set forth in the Amended and Restated Certificate of Designation, Preferences and Rights, filed as
     Exhibit 1 to Amendment No. 1 to the Company's Form 8-A dated April 28,
     1989.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Written or oral requests for such copies should be directed to the Company at 1900 West Loop South, Suite 1500, Houston, Texas 77027, Attention:
Secretary (Telephone number: (713) 961-4600).

                    PRIVATE SECURITIES LITIGATION REFORM ACT

     Certain forward looking information incorporated by reference or contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act. Such information is subject to certain assumptions and beliefs based on current information known to the Company and is subject to factors that could result in actual results differing materially from those anticipated in the forward looking statements contained in this report. Such factors include domestic and international economic activity, prevailing prices of steel and aluminum scrap and other raw material costs, interest rates, the continuation of countervailing import duties on certain of the Company's competitors, construction delays, market conditions for the Company's customers, any material changes in purchases by the principal customers of the Company, environmental regulations and changes in estimates of costs for known environmental remediation projects and situations, world-wide political stability and economic growth, the Company's successful implementation of its internal operating plans, performance issues with key customers, suppliers and subcontractors, and regulatory changes and legal proceedings. Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved.

                                  THE COMPANY

     Quanex Corporation is a technological leader in the manufacture of value-added metal products made from carbon and alloy steel and aluminum. The Company's products include engineered hot rolled carbon and alloy steel bars, cold finished steel bars, seamless and welded steel tubing, aluminum sheet and fabricated products. Quanex's products involve various high quality specialized metal products designed for specific markets and provide greater than average profit margins. The markets served by the Company include the industrial machinery and capital equipment industries, the transportation industry (including auto and truck), energy processing and the home building and remodeling industries.

     Since the mid-1980's Quanex has refocused its strategy from being a manufacturer principally of steel products with a heavy dependence on energy markets to a diversified, value-added specialized metals products company serving a broad range of markets. The Company's future growth strategy is focused on the continued penetration of higher margin markets for its various products, the continued expansion of its aluminum products manufacturing operations, rapid expansion of formed value-added products, and niche acquisitions. The Company's August 1996 acquisition of the assets of Piper Impact, Inc., a manufacturer of custom designed, impact extruded aluminum and steel parts for the transportation industry, is reflective of this strategy. Quanex also has implemented programs to increase capacity utilization by selectively producing certain commodity grade products at some of its facilities.

     The Company has invested significantly in technologically advanced continuous manufacturing processes to meet demanding quality specifications and to achieve cost efficiencies. In its MacSteel operations, rotary centrifugal continuous casters are used in an in-line manufacturing process to produce bearing grade and aircraft quality, seam-free, specialty engineered carbon and alloy steel bars that enable Quanex to participate in higher margin markets.

     The Company was organized in 1927 as a Michigan corporation under the name of Michigan Seamless Tube Company. The Company reincorporated in Delaware in 1968 under the same name and changed its name to Quanex Corporation in 1977. The Company's executive offices are located at 1900 West Loop South, Suite 1500, Houston Texas 77027. References made to the "Company" or "Quanex" include Quanex Corporation and its subsidiaries unless the contest otherwise requires.

                                    THE PLAN

     The Shares are offered hereby for the account of the Trust to fund the Company's obligations pursuant to the terms of the Plan. The Company authorized the issuance of up to 200,000 shares of Common Stock to be contributed to the Trust from time to time pursuant to the terms of the Plan. The Plan, which was originally established in October 1981, was amended and restated on October 12, 1995, to allow officers and directors of the Company to defer a portion of their incentive bonuses and director fees, respectively, in accounts denominated in shares of the Company's Common Stock. The Plan is administered by a committee whose members are appointed by the Board of Directors of the Company. The Trust was formed effective as of August 1, 1996, to allow the Company to fund certain of its obligations under the Plan by delivering Common Stock to the Trustee. While it is not obligated to do so, the Company has, from time to time, delivered shares of Common Stock to the Trust concurrently with the accrual of an equivalent number of shares to a Plan participant's account denominated in shares of Common Stock.

     Pursuant to the terms of the Plan, Common Stock denominated accounts may be converted into cash or cash accounts under certain circumstances. When a Common Stock denominated account is so converted, the Trustee may resale the Common Stock in accordance with the terms of this Prospectus and the Trust to provide funds for such account.

     As of September 25, 1997, the Trust held 38,595 shares of Common Stock, representing approximately 0.3% of the total outstanding shares of Common Stock. Because all or a portion of the Shares held by the Trust may be offered for resale from time to time pursuant to this Prospectus, no estimate can be given as to the number of shares of Common Stock that will be held by the Trust upon termination of any such sales.

                              PLAN OF DISTRIBUTION

     The Shares may be sold pursuant to the methods described below from time to time by or for the account of the Trust on the NYSE or otherwise in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. The Shares may be sold by any one or more of the following methods: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. The Trustee may effect such transactions by selling Shares through broker-dealers, and such broker-dealers may receive compensation in the form of commissions from the Trustee (which commissions will not exceed those customary in the types of transactions involved). The Trustee and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profit on the sale of Shares by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions.

     At the time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for Common Stock purchased from the Trust and any items constituting compensation from the Trust.

     The Company will not directly receive any portion of the proceeds of the sale of the Shares offered hereby and will bear all expenses in connection with the registration and qualification of the Shares. However, the proceeds will be used to fund the obligations of the Company under the Plan.

                                 LEGAL MATTERS

     In connection with the Common Stock offered hereby, the validity of the Shares being offered will be passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas.

                                    EXPERTS

     The Company's consolidated financial statements as of October 31, 1996 and 1995, and for each of the three years in the period ended October 31, 1996, incorporated by reference into this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with this offering are:

         Securities and Exchange Commission Registration Fee  . . . . . . . . . . . . . . .       $   2,010
         Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,000
         Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,000
         Blue Sky Fees and Expenses (including legal fees)  . . . . . . . . . . . . . . . .           1,000
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,990
                                                                                                  ---------
                 TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  20,000
                                                                                                  =========


ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Company's Restated Certificate of Incorporation eliminates the personal monetary liability of a director to the Company and its stockholders for breach of his fiduciary duty of care as a director to the extent currently allowed under the Delaware General Corporation Law. Article XVII of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) based on the payment of an improper dividend or an improper repurchase of the Company's stock under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Amended and Restated Bylaws of the Company provide that, under certain circumstances, the Company is required to indemnify any person who was, is, or is threatened to be made a party in any action, suit or proceeding because such person is or was a director or officer of the Company. The Company's Amended and Restated Bylaws were amended in February 1987 to provide for indemnification by the Company of its officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware.
This right to indemnification under the Company's Amended and Restated Bylaws is a contract right, and requires the Company to provide for the payment of expenses in advance of the final disposition of any suit or proceeding brought against the director or officer of the Company in his official capacity as such, provided that such director or officer delivers to the Company an undertaking to repay any amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. The Company also maintains a directors' and officers' liability insurance policy.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.         EXHIBITS.

         4.1     --  Restated Certificate of Incorporation of the Company, as amended on February 27, 1997, as filed as
                     Exhibit 4.1 to the Company's Registration Statement on Form S-8, Registration No. 333-22977 and
                     incorporated herein by reference.
         4.2     --  Amended and Restated Bylaws of the Company, as amended through December 12, 1996, filed as Exhibit
                     3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.
         4.3     --  Form of the Company's Common Stock certificate, filed as Exhibit 4.1 to the Company's Quarterly
                     Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.
         4.4     --  Amended and Restated Rights Agreement between the Company and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Company's Form 8-A dated April 28,
                     1989, and incorporated herein by reference.
         4.5     --  Amended and Restated Certificate of Designation, Preferences and Rights of the Company's Series A
                     Junior Participating Preferred Stock, filed as Exhibit 1 to Amendment No. 1 to the Company's Form
                     8-A dated April 28, 1989, and incorporated herein by reference.
         4.5     --  Form of Indenture relating to the Company's 6.88% Cumulative Subordinated Debentures due 2007
                     between the Company and Chemical Bank, as Trustee, filed as Exhibit 19.2 to the Company's Quarterly
                     Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.
         4.6     --  $250,000,000 Revolving Credit and Term Loan Agreement dated as of July 23, 1996, among the Company,
                     Comerica Bank, as Agent, and Harris Trust and Savings Bank and Wells Fargo Bank (Texas), N.A., as
                     Co-Agents, filed as Exhibit 4.1 to the Company's Report on Form 8-K, dated August 9, 1996, and incorporated herein by reference.
         4.7     --  Quanex Corporation Deferred Compensation Plan, as amended and restated, filed as Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1995, and incorporated herein by reference.
        *4.8     --  Quanex Corporation Deferred Compensation Trust.
        *5.1     --  Opinion of Fulbright & Jaworski L.L.P.
       *23.1     --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
       *23.2     --  Consent of Deloitte & Touche LLP.
       *24.1     --  Powers of Attorney from certain members of the Board of Directors of the Company (contained on page
                     II-5 and II-6 hereof).


--------------
*        Filed herewith.

         As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Company has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Company and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. The Company agrees to furnish a copy of any such agreement to the Commission upon request.


ITEM 17.         UNDERTAKINGS.

         The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Securities Act or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 26, 1997.

                                       QUANEX CORPORATION



                                       By:         /s/ Vernon E. Oechsle
                                           -----------------------------------
                                                     Vernon E. Oechsle
                                                 Director, President and
                                                  Chief Executive Officer
                                               (Principal Executive Officer)



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Snyder, Vernon E. Oechsle and Wayne M. Rose, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  Signature                                     Title                                Date
                  ---------                                     -----                                ----
            /s/ Robert C. Snyder                             Director and                     September 26, 1997
 ------------------------------------------             Chairman of the Board
              Robert C. Snyder


            /s/ Vernon E. Oechsle                      Director, President and                September 26, 1997
 ------------------------------------------            Chief Executive Officer
              Vernon E. Oechsle                     (Principal Executive Officer)



             /s/ James H. Davis                      Executive Vice President and             September 26, 1997
 ------------------------------------------            Chief Operating Officer
               James H. Davis                       (Principal Operating Officer)


            /s/ Carl E. Pfeiffer                               Director                       September 26, 1997
 ------------------------------------------
              Carl E. Pfeiffer



           /s/ Gerald B. Haeckel                               Director                       September 26, 1997
 ------------------------------------------
              Gerald B. Haeckel


            /s/ John D. O'Connell                              Director                       September 26, 1997
 ------------------------------------------
              John D. O'Connell



          /s/ Donald G. Barger, Jr.                            Director                       September 26, 1997
 ------------------------------------------
            Donald G. Barger, Jr.



           /s/ Vincent R. Scorsone                             Director                       September 26, 1997
 ------------------------------------------
             Vincent R. Scorsone


          /s/ Michael J. Sebastian                             Director                       September 26, 1997
 ------------------------------------------
            Michael J. Sebastian



              /s/ Wayne M. Rose                       Vice President-Finance and              September 26, 1997
 ------------------------------------------            Chief Financial Officer
                Wayne M. Rose                       (Principal Financial Officer)


             /s/ Viren M. Parikh                              Controller                      September 26, 1997
 ------------------------------------------         (Principal Accounting Officer)
               Viren M. Parikh

                               INDEX TO EXHIBITS


      Number                               Exhibit
      ------                               -------
         4.8        Quanex Corporation Deferred Compensation Trust.
         5.1        Opinion of Fulbright & Jaworski L.L.P.
        23.1        Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
        23.2        Consent of Deloitte & Touche LLP.
        24.1        Powers of Attorney from certain members of the Board of Directors of the Company
                    (contained on page II-5 and II-6 hereof).